Exhibit (j)

                         CONSENT OF INDEPENDENT AUDITORS



The Board of Trustees and Shareholders of

Memorial Funds:



         We consent to the use of our report dated February 2, 2000 for Memorial Funds incorporated herein by reference and to the references to our firm under the captions "Financial Highlights" in the prospectus and "Independent Auditors" in the Statement of Additional Information.



/s/ KPMG LLP

Boston, Massachusetts

May 1, 2000






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